Filed pursuant to Rule 424(b)(5)

Registration No. 333-239757

Prospectus Supplement
(To Prospectus dated August 4, 2020)

TD HOLDINGS, INC.

Up to US$1,500,000 Common Stock

Issuable upon the conversion of

10% Convertible Promissory Note Due 2024

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering, from time to time, shares of our common stock, par value 0.001 par value per share, for an aggregate offering price of up to US$1,500,000, issuable upon the conversion of US$1,500,000 principal amount of 10% convertible note due 2024 (the “Note”) and interest accrued thereon to Streeterville Capital, LLC (“Streeterville Capital” or the “Investor”).

The Note was purchased by the Investor from us pursuant to a securities purchase agreement on March 13, 2023. The Note has a principal amount of US$3,320,000.00 (the “Principal”) and bears an interest rate that equals to ten percent (10%) per annum. The purchase price for the Note is $3,000,000.00 (the “Purchase Price”, and the date on which the Purchase Price is delivered by Streeterville Capital to the Company, the “Purchase Price Date”). The Principal and the interest payable under the Note will become due and payable twelve (12) months from the Purchase Price Date (the “Maturity Date”), unless earlier converted or prepaid by us. The Note has a conversion price (the “Redemption Conversion Price”) equal to eighty percent (80%) multiplied by the lowest VWAP (the dollar volume-weighted average price for shares of our common stock on the Nasdaq Capital Market) during the fifteen (15) trading days immediately preceding the date a redemption notice is delivered (the “Redemption Date”). In this prospectus supplement, we refer to all shares issued by us pursuant to conversion of the Note as “Conversion Shares.” The Investor has the right to redeem the Note at any time beginning on the date that is ninety (90) days from the Purchase Price Date until the outstanding balance has been paid in full, subject to the maximum monthly redemption amount of $375,000.00 (the “Maximum Monthly Redemption Amount”). Redemptions may be satisfied in cash, common stock at the Redemption Conversion Price, or any combination of the foregoing. We have the right, but not the obligation, to prepay all or any portion of the outstanding balance under this Note prior to the Maturity Date at a cash prepayment price equal to 125% of the outstanding balance to be prepaid. For a more detailed description of the Note, see the section entitled “Description of Securities We Are Offering” beginning on page S-11.

Our shares of common stock are currently traded on the NASDAQ Capital Market under the symbol “GLG.” On March 13, 2023, the closing sale price of our shares of common stock was US$1.16 per share.

The aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately US$144,363,405 based on 144, 416,101 outstanding shares of common stock, of which 116,422,101 shares are held by non-affiliates, and per share price of US$1.24, which was the last reported price on the NASDAQ Capital Market of our common stock on March 3, 2023. We have offered US$559,072.97 of securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement and we may sell up to approximately US$100 million of securities hereunder.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 13, 2023

TABLE OF CONTENTS

Prospectus Supplement

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information to the information included in this prospectus supplement and the accompanying prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the shares of common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On July 8, 2020, we filed with the SEC a registration statement on Form S-3 (File No. 333-239757) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on August 4, 2020. Under this shelf registration process, we may, from time to time, sell up to US$100 million in the aggregate of shares of common stock, shares of preferred stock, debt securities, warrants, subscription rights and units.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “GLG,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to TD Holdings, Inc., a Delaware corporation and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus supplement, including the documents referred to or incorporated by reference in this prospectus supplement or statements of our management referring to our summarizing the contents of this prospectus supplement, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus supplement or our other filings with the Securities and Exchange Commission, or the SEC, include, but are not necessarily limited to, those relating to:

●	expand our customer base;

●	broaden our service and product offerings;

●	enhance our risk management capabilities;

●	improve our operational efficiency;

●	our ability to raise sufficient funds to expand our operations;

●	attract, retain and motivate talented employees;

●	the impact of COVID-19 on our business operations;

●	a decrease in demand for commodities trading and weakness in the commodities trading industry generally;

●	navigate an evolving regulatory environment;

●	defend ourselves against litigation, regulatory, privacy or other claims;

●	development of a liquid trading market for our securities;

●	our plan to maintain compliance with NASDAQ continue listing requirements;

●	financial market volatility and declines in financial market prices of equity securities;

●	liquidity and/or capital resources changes and the impact of any changes or limitations, including, without limitation, ability to borrow funds and/or renew or rollover existing indebtedness; and

●	ongoing or new supply chain and product distribution/logistics issues

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors with which we are faced that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC or in this prospectus supplement and the accompanying prospectus for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus supplement and the accompanying prospectus are based on information available to us on the date of this prospectus supplement or the accompanying prospectus, as applicable. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus supplement and the accompanying prospectus.

You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this supplement prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors”, elsewhere in this supplement prospectus, the accompanying prospectus, and in filings incorporated by reference.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

Our Company

TD Holdings, Inc. (formerly known as Bat Group, Inc.) currently engages in the commodity trading business (the “Commodities Trading Business”) and supply chain service business (the “Supply Chain Service Business”) in China. The Commodities Trading Business primarily involves purchasing non-ferrous metal products from upstream metal and mineral suppliers and then selling to downstream customers. The Supply Chain Service Business primarily has served as a one-stop commodity supply chain service and digital intelligence supply chain platform integrating upstream and downstream enterprises, warehouses, logistics, information, and futures trading.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

TD Holdings,Inc.
铜道控股
100%
HC High Summit Holding Limited （BVI)
高峰控股有限公司
100%
100%
TD Internet Of Things Technology Company. Limited
同道物联网技術有限公司(HK)
Zhong Hui Dao Ming Investment Management Limited
中汇道明投资管理有限公司（HK)
100%
100%
Shanghai Jianchi Supply Chain Co. LTD
上海舰驰供应链有限公司（外商独资企业）
TONGDOW E-TRADE LIMITED（HK）
铜道电子商务有限公司
100%
100%
100%
Hainan Baiyu Cross-border E-commerce Co., Ltd.
海南百誉跨境电商有限公司（外商独资企业）
Yangzhou Baiyu Venture Capital Co., Ltd.
扬州百誉创业投资有限公司（外商独资企业）
Shenzhen Baiyu Jucheng Data Technology Co., Ltd.
深圳百誉巨成数据科技有限公司
100%
100%
Tongdow (Hainan) Data Technology Co. LTD
铜道（海南）数据科技有限公司
Yangzhou Baiyu Cross-border E-commerce Co., Ltd.
扬州百誉跨境电商有限公司
100%
100%
Shenzhen Qianhai Baiyu Supply Chain Co., Ltd
深圳市前海百誉供应链有限公司
Hainan Jianchi Import and Export Co., Ltd.
海南舰驰进出口有限公司
100%
Zhejiang Baiyu Lightweight New Material Co., Ltd.
浙江百誉轻量化新材料有限公司
65%
Shenzhen Tongdow Internet Technology Co., Ltd.
深圳铜道网科技有限公司

Our Business

Commodities Trading Business

We have operated the Commodities Trading Business through Shenzhen Huamucheng Trading Co., Ltd. (“Huamucheng”) since November 2019, which was renamed Shenzhen Baiyu Jucheng Data Technology Co., Ltd. (“Shenzhen Baiyu Jucheng”) in 2021. On November 22, 2019, Hao Limo Technology (Beijing) Co., Ltd. (“Hao Limo”), our indirectly wholly owned subsidiary, entered into a series of agreements with Huamucheng and the shareholders of Huamucheng pursuant to which we obtained control of Huamucheng (the “VIE Agreements”). On June 25, 2020, Hao Limo and Huamucheng entered into certain VIE termination agreements to terminate the Huamucheng VIE Agreements. As such, Hao Limo no longer has the control rights and rights to the assets, property and revenue of Huamucheng. At the same time, Shanghai Jianchi Supply Chain Company Limited (“Shanghai Jianchi”), our wholly-owned subsidiary incorporated in China, acquired 100% equity interest of Huamucheng from the Huamucheng shareholders for nominal consideration.

The Commodity Trading Business primarily involves purchasing non-ferrous metal products, such as aluminum ingots, copper, silver, and gold, from upstream metal and mineral suppliers and then selling to downstream customers. In connection with the Company’s commodity sales, in order to help customers to obtain sufficient funds to purchase various metal products and also help upstream metal and mineral suppliers to sell their metal products, the Company launched its Supply Chain Service Business in December 2019. The Company primarily generates revenues from bulk non-ferrous commodity products, and from providing related supply chain management services in the PRC.

Through Huamucheng’s business, we source bulk commodity products from non-ferrous metal and mines or its designated distributors and then sells to manufacturers who need these metals in large quantity. We also work with upstream suppliers in the sourcing of commodities.

Supply Chain Service Business

Our Supply Chain Service Business is conducted through Shenzhen Qianhai Baiyu Supply Chain Co., Ltd. (“Qianhai Baiyu”), our wholly-owned subsidiary incorporated in China. On October 26, 2020, Huamucheng entered into certain share purchase agreements to acquire 100% shares of Qianhai Baiyu. Qianhai Baiyu is engaged in the supply chain service business and covers a full range of commodities, including non-ferrous metals, ferrous metals, coal, metallurgical raw materials, soybean oils, oils, rubber, wood and various other types of commodities. It also has a supply chain infrastructure, which includes processing, logistics, warehousing and terminals. Utilizing its customer base, industry experience, and expertise in the commodity trading industry, Qianhai Baiyu serves as a one-stop commodity supply chain service and digital intelligence supply chain platform integrating upstream and downstream enterprises, warehouses, logistics, information, and futures trading.

The acquisition of Qianhai Baiyu has laid a solid foundation for the Company to further expand its operations in the commodity supply chain field. The Company plans to strengthen and upgrade its supply chain services platform by introducing a systematic quantitative risk control system, which will be based on the Qianhai Baiyu’s massive historical market data and complex data analysis models. The platform is expected to establish a quantitative risk management system utilizing ETL data integration (Extract, Transform, Load) as its core, and then optimize trading portfolios by incorporating a combination of various factors and strategies in order to effectively control risks and sustain business development.

Disposition of the Used Luxury Car Leasing Business

Historically, one of our core businesses has been the used luxury car leasing business conducted through Beijing Tianxing Kunlun Technology Co. Ltd (“Beijing Tianxing”), an entity we controlled via certain contractual arrangements. Beijing Tianxing offers our customers the opportunity to rent luxury pre-owned automobiles in Beijing, Shanghai, Zhejiang and Chengdu, China.

On August 28, 2020, the Company, Vision Loyal Limited (“Vision Loyal”), HC High Summit Limited (“HC High HK”) and HC High Summit Holding Limited (“HC High BVI”) entered into a certain share purchase agreement (the “Disposition SPA”). HC High BVI, our wholly-owned subsidiary, is the sole shareholder of HC High HK, a company incorporated under the laws of the Hong Kong S.A.R. of the PRC. HC High HK is the sole shareholder of Hao Limo which, via a series of contractual arrangements, controls Beijing Tianxing. Pursuant to the Disposition SPA, HC High BVI agreed to sell HC High HK in exchange for a nominal consideration of US$1.00, based on a valuation report rendered by an independent third party valuation firm, Beijing North Asia Asset Assessment Firm The transaction contemplated by the Disposition SPA is hereby referred as the Disposition.

Upon the closing of the Disposition on August 28, 2020, Vision Loyal became the sole shareholder of HC High HK and, as a result, assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by HC High HK.

Competition

We mainly compete against other large domestic commodity metal product trading service providers such as Xiamen International Trade Group Corp, Ltd. Currently, the principal competitive factors in the non-ferrous metals commodities trading business are price, product availability, quantity, service, and financing terms for purchases and sales of commodities.

Applicable Government Regulations

Huamucheng has obtained all material approvals, permits, licenses and certificates required for our non-ferrous metals commodities trading operations, including registrations from the local business and administrative department authorizing the purchase of raw materials.

Qianhai Baiyu has obtained all material approvals, permits, licenses and certificates required for providing supply chain management, design, consultation and related services, including registrations from the local business and administrative department authorizing the purchase of raw materials.

Corporate Information

TD Holdings, Inc. is a holding company that was incorporated under the laws of the State of Delaware on December 19, 2011.

Our principal executive offices are located at 139, Xinzhou 11th Street, Futian District, Shenzhen, Guangdong, China 518000. Our telephone number is +86 (0755) 82792111. Our NASDAQ symbol is GLG, and we make our SEC filings available on our website, https://www.tdglg.com/home. Information contained on our website is not part of this prospectus.

THE OFFERING

Issuer:	TD Holdings, Inc., a Delaware corporation.

Shares of common stock offered by us:	Shares of common stock of the Company, par value 0.001 per share, with an aggregate offering price of up to US$1,500,000, issuable upon the conversion of US$1,500,000 principal amount of 10% convertible note due 2024 (the “Note”).

Purchaser:	Streeterville Capital, LLC, a Utah limited liability company.

Redemption Conversion Price of the Note:	The Note is convertible into shares of our common stock at a Redemption Conversion Price equal to eighty percent (80%) multiplied by the lowest VWAP (the dollar volume-weighted average price for shares of our common stock on the Nasdaq Capital Market) during the fifteen (15) trading days immediately preceding the date the applicable redemption notice is delivered.

Conversion Rights:	Investor may convert all or a portion of the Note at their option after the date that is ninety (90) days from the Purchase Price Date and before the Maturity Date, unless the outstanding balance is not repaid in full.

Interest of the Note:	10% per annum payable on the Maturity Date.

Ranking:	The Note will be our general unsecured obligation and will be equal in right of payment to any of our unsecured indebtedness that is not so subordinated and effectively junior in right of payment to any of our secured indebtedness.

Proceeds, before expenses, to us:	US$3,000,000

Net Proceeds to us:	Approximately US$2,965,000 (representing approximately $1,482,500 allocable to the amount of shares registered hereinunder)

Optional Prepayment of the Note:	We have the right, but not the obligation, to prepay a portion or all of the outstanding balance under this Note prior to the Maturity Date at a cash prepayment price equal to 125% of the outstanding balance to be prepaid.

Events of Default:	If an Event of Default (as defined in the Note) occurs, upon written notice given by Investor to the Company, interest of the outstanding balance will accrue at a rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law. The Investor will have the right to increase the outstanding balance by 15% for each occurrence of any Major Default (as defined in the Note) and 5% for each occurrence of any Minor Default (as defined in the Note).
Use of Proceeds:	We anticipate using the net proceeds of this issuance primarily for general corporate purposes and working capital.
Transfer agent and registrar:	VStock Transfer, LLC

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our shares of common stock, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 5 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NASDAQ Capital Market Symbol:	GLG

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risk Factors Relating to This Offering

Issuance of our common stock to the Investor may cause substantial dilution to our existing stockholders and could cause the price of our common stock to decline.

It is anticipated that Conversion Shares offered to the Investor will be sold from time to time. Depending upon market liquidity at the time, the sale of the Conversion Shares under the Purchase Agreement may cause the trading price of our common stock to decline.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Because we are a smaller reporting company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NASDAQ;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our common stock, whether by us or our stockholders, could cause our stock price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. Similarly, the perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities. In addition, the issuance and sale by us of additional shares of our common stock or securities convertible into or exercisable for shares of our common stock, or the perception that we will issue such securities, could reduce the trading price for our common stock as well as make future sales of equity securities by us less attractive or not feasible. The sale of shares of common stock issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our common stock and this may have a negative impact on the market price of our common stock.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our common stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares of our common stock or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

The price of our common stock may be volatile or may decline, which may make it difficult for investors to resell shares of our common stock at prices they find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	changes in the economic performance or market valuations of other microcredit companies;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar;

●	general economic or political conditions in China.

●	actual or anticipated quarterly fluctuations in our operating results and financial condition, and, in particular, further deterioration of asset quality;

●	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

●	failure to meet analysts’ revenue or earnings estimates;

●	speculation in the press or investment community;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	actions by institutional shareholders;

●	fluctuations in the stock price and operating results of our competitors;

●	general market conditions and, in particular, developments related to market conditions for the financial services industry;

●	proposed or adopted regulatory changes or developments;

●	anticipated or pending investigations, proceedings or litigation that involve or affect us; or

●	domestic and international economic factors unrelated to our performance.

The stock market has experienced significant volatility recently. As a result, the market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of our common stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified above in “Forward-Looking Statements.”

Accordingly, the shares of our common stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our certificate of incorporation allows our board of directors to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 600,000,000 shares of our common stock and up to 50,000,000 shares of our preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of preferred stock that would grant to holders the preferred right to our assets upon liquidation, dissolution or winding up, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

Risk Factors Relating to Our Newly Acquired of Supply Chain Service Business

Acquisitions or strategic investments we have made or may make could turn out to be unsuccessful.

As part of our strategy, we frequently monitor and analyze acquisition or investment opportunities that we believe will create value for our shareholders. For example, in October 2020, we acquired Qianhai Baiyu and plan to leverage Qianhai Baiyu’s experiences and techniques to expand our operations in the commodity supply chain service field.

However, our acquisition of Qianhai Baiyu or future acquisitions and investments could involve numerous risks that may prevent us from fully realizing the benefits that we anticipated as a result of the transaction. These risks include the failure to derive any commercial value from the acquired technology, products and intellectual property including as a result of the failure to obtain regulatory approval or to monetize products once approved, as well as risks from lengthy product development and high upfront development costs without guarantee of successful results. Patents and other intellectual property rights covering acquired technology and/or intellectual property may not be obtained, and if obtained, may not be sufficient to fully protect the technology or intellectual property. We may be subject to liabilities, including unanticipated litigation costs, that are not covered by indemnification protection we may obtain. As we pursue or consummate a strategic acquisition or investment, we may value the acquired or funded company incorrectly, fail to successfully manage our operations as our asset diversity increases, expend unforeseen costs during the acquisition or integration process, or encounter other unanticipated risks or challenges. Once an investment is made, we may fail to value it accurately, properly account for it in our consolidated financial statements, or successfully divest it or otherwise realize the value which we originally invested or have subsequently reflected in our consolidated financial statements. Any failure by us to effectively limit such risks as we implement our acquisitions or strategic investments could have a material adverse effect on our business, financial condition or results of operations and may negatively impact our net income and cause the price of our securities to fall.

Our Commodity Trading and Supply Chain Service Businesses are susceptible to volatility due to ongoing uncertainty as a result of ongoing international and domestic pandemic response and recovery efforts.

Our Commodities Trading and Supply Chain Services Businesses have been relatively stable since May 2020 when the COVID-19 pandemic has been brought under control in Shenzhen China. As of the date of this prospectus, we are continuing to execute our pandemic response plan and planning to best position our company to emerge as strong as possible when the COVID-19 pandemic officially ends. However, our Commodities Trading and Supply Chain Services Businesses are still susceptible to volatility due to ongoing international and domestic pandemic response and recovery efforts. Despite our diligent efforts to monitor and respond as appropriate to the impacts of the pandemic on our Commodities Trading and Supply Chain Services Businesses, there remains a fair degree of uncertainty regarding the potential impact of the pandemic on our business, from both a financial and operational perspective, and the scope and costs associated with additional measures that may be necessary in response to the pandemic going forward.

If customers of our supply chain services are able to reduce their logistics and supply chain costs or increase utilization of their internal solutions, our supply chain services business and operating results may be materially and adversely affected.

Qianhai Baiyu has a supply chain infrastructure, which includes processing, logistics, warehousing and terminals. Utilizing its customer base, industry experience, and expertise in the commodity trading industry, Qianhai Baiyu serves as a one-stop commodity supply chain service and digital intelligence supply chain platform integrating upstream and downstream enterprises, warehouses, logistics, information, and futures trading.

A major driver for merchants and other customers to use third-party logistics and supply chain service providers is the high cost and degree of difficulty associated with developing in-house logistics and supply chain expertise and operational efficiencies. If, however, our customers are able to develop their own logistics and supply chain solutions, increase utilization of their in-house supply chain, reduce their logistics spending, or otherwise choose to terminate our services, our logistics and supply chain management business and operating results may be materially and adversely affected.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of Conversion Shares by the Investor. However, we estimate that we will receive a total of US$3.0 million gross proceeds from the sale of the Convertible Promissory Note issued on March 13, 2023 to the Investor. The Conversion Shares are shares that may be issued to the Investor upon conversion of all or any portion of the Note.

Any net proceeds we have received will be used for working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the timing and allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

See “Plan of Distribution” elsewhere in this prospectus for more information.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022 presented on:

●	an actual basis; and

●	on an as adjusted basis to give effect to the sale of the Note, after deducting the estimated offering expenses payable by us.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and note included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2022
	Actual	As adjusted
Convertible note	$4,208,141	$-
Shareholders’ Equity:		-
Common Stock, par value $ 0.001 per share, 600,000,000 shares authorized, 106,742,117 shares issued and outstanding as of December 31, 2022	106,742	-
Additional paid-in capital	344,295,992	-
Accumulated deficit	(38,800,375)	-
Accumulated other comprehensive loss	(8,984,925)	-
Total Shareholders’ Equity	299,220,101	-
Total Capitalization	$303,428,242	$-

Note: Total capitalization equals the sum of convertible note and total shareholders’ equity.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Convertible Note

On March 13, 2023, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Investor, pursuant to which the Company has issued a Convertible Promissory Note (the “Note”) to the Investor.

The Note bears interest at a rate of ten percent (10%) per annum. All outstanding principal and accrued interest on the Note will become due and payable twelve (12) months after the date the purchase price is delivered by the Investor to the Company (the “Purchase Price Date”). The Note carries an original issue discount of US$300,000.00 along with US$20,000.00 for the Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note. The Company may prepay all or a portion of the Note at any time by paying 125% of the outstanding balance elected for pre-payment. The Investor has the right to redeem the Note at any time beginning on the date that is ninety (90) days from the Purchase Price Date, subject to the maximum monthly redemption amount of US$375,000.00. Redemptions may be satisfied in cash, common stock or any combination of the foregoing. The Company will be required to pay the Redemption Amount (as defined in the Note) in cash, in the event there is an Equity Conditions Failure (as defined in the Note) and such failure is not waived in writing by the Investor. If the Investor converts such Note into the common stock, such Conversion Shares will be issued at 80% of the average of the lowest volume weighted average price of the common stock on the principal market for a particular trading day or set of trading days, as the case may be, as reported by Bloomberg during the fifteen (15) trading days immediately preceding Redemption Date.

Upon the occurrence of an Event of Default, the Investor will have the right to increase the outstanding balance of the Note by 15% for Major Defaults and 5% for Minor Defaults. In addition, the Note provides that upon occurrence of an Event of Default, the interest rate will accrue on the outstanding balance at the rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law.

Pursuant to the Purchase Agreement, while the Note is outstanding, the Company agreed to keep adequate public information available and maintain its Nasdaq listing. The Company is required to reserve 11,500,000 shares of common stock from its authorized and unissued common stock to provide for all issuances of common stock under the Note (the “Share Reserve”), and will add additional shares of common stock to the Share Reserve in increments of 1,000,000 shares as and when requested by the Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of shares of common stock obtained by dividing the outstanding balance as of the date of the request by the Redemption Conversion Price. The Company is required to further require the Transfer Agent to hold the shares of common stock reserved pursuant to the Share Reserve exclusively for the benefit of the Investor and to issue such shares to the Investor promptly upon the Investor’s delivery of a redemption notice under the Note. The Company is required to also request the Transfer Agent to issue shares of common stock pursuant to the Note to the Investor out of its authorized and unissued shares, and not the Share Reserve, to the extent shares of common stock have been authorized, but not issued, and are not included in the Share Reserve.

DIVIDEND POLICY

We did not declare or pay any dividend in 2022 and do not plan to do so in the foreseeable future. Although we intend to retain our earnings, if any, to finance the growth of our business, our board of directors will have the discretion to declare and pay dividends in the future, subject to applicable PRC regulations and restrictions as described below. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

In addition, due to various restrictions under PRC laws on the distribution of dividends by wholly foreign-owned enterprise, we may not be able to pay dividends to our stockholders. The Foreign Investment Law, promulgated on March 15, 2019 and became effective on January 1, 2020, and the Implementation Regulations for the Foreign Investment Law, promulgated on December 26, 2019 and became effective on January 1, 2020, are the key regulations governing distribution of dividends of foreign-invested enterprises. According to the applicable regulations, a wholly foreign-owned enterprise in China, or a WFOE, may pay dividends only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a WFOE is required to allocate at least 10% of its accumulated after-tax profits each year, if any, to statutory reserve funds unless its reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends. The proportional ratio for withdrawal of rewards and welfare funds for employees will be determined at the discretion of the WFOE. Profits of a WFOE will not be distributed before the losses thereof before the previous accounting years have been made up. Any undistributed profit for the previous accounting years may be distributed together with the distributable profit for the current accounting year. If we or our subsidiaries and affiliates are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our common stock.

PLAN OF DISTRIBUTION

We have not entered into any underwriting agreement, arrangement or understanding for the sale of the Note being offered.

We have entered into a Securities Purchase Agreement with the Investor pursuant to which we will sell to the Investor the Note in the principal amount of US$3,320,000 at the purchase price of US$3,000,000 to us. We negotiated the price for the securities offered in this offering with the Investor. The factors considered in determining the price included the recent market price of our shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We entered into the Securities Purchase Agreement with the Investor on March 13, 2023 and expect to deliver the Note being offered pursuant to this prospectus supplement on or about March 13, 2023, subject to customary closing conditions.

LEGAL MATTERS

Certain legal matters governed by the laws of the State of Delaware with respect to the validity of the offered securities will be passed upon for us by MagStone Law, LLP.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal years ended December 31, 2022 and 2021 have been audited by Audit Alliance LLP, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference into this prospectus supplement the filed documents listed below, except as superseded, supplemented or modified by this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022;

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 10, 2023;

●	our Current Reports on Form 8-K filed with the SEC on March 13, 2023; and

●	the description of the Common Stock, US$0.001 par value per share, contained in the Registrant’s registration statement on Form 8-A (File No. 001-36055) filed with the Commission on August 12, 2013, pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus supplement is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

TD Holdings, Inc.

139, Xinzhou 11th Street, Futian District

Shenzhen, Guangdong, PRC 518000

+86 (0755) 82792111

Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Bylaws require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the directors and officers are not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence.

In addition, our certificate of incorporation contains provisions which states that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Company shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholder or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. This prospectus supplement is part of that registration statement and does not contain all the information included in the registration statement. We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov.

For further information with respect to our shares of common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus supplement and the accompanying prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

PROSPECTUS

TD Holdings, Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer to the public from time to time in one or more series or issuances of common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, debt securities consisting of debentures, notes or other evidences of indebtedness, units consisting of a combination of the foregoing securities, or any combination of these securities

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, see the section entitled “Plan of Distribution” on page 7.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “GLG.” On July 29, 2020, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $2.89 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates is approximately $176.61 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus.

If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement. This prospectus also describes the general manner in which the Warrants may be offered and sold. If necessary, the specific manner in which the Warrants may be offered and sold will be described in a supplement to this prospectus.

Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 5 and in the documents which are incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total amount of $100,000,000. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “TD Holdings,” “Company,” “we,” “our” and “us” refer to TD Holdings, Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement or amendment and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Overview

TD Holdings, Inc., (formerly known as Bat Group, Inc.) has become a used luxurious car leasing business as well as a commodities trading business operating in China since the disposition of its direct loans, loan guarantees and financial leasing services to small-to-medium sized businesses, farmers and individuals (the “Micro-lending Business”) in July 2018. Our current operations consist of leasing of luxurious pre-owned automobiles and operation of a non-ferrous metal commodities trading business.

The Company operates a luxurious car business that is conducted under the brand name “Batcar” through the Company’s VIE entity, Beijing Tianxing Kunlun Technology Co. Ltd (“Beijing Tianxing”), from its headquarters in Beijing. The Company also conducts a commodities trading business via its other VIE entity, Shenzhen Huamucheng Trading Co., Ltd. (“Huamucheng”).

Our Business

Used Luxurious Car Leasing Business

During the twelve months ended December 31, 2019, the Company, through Beijing Tianxing, offers our customers the opportunity to rent luxurious pre-owned automobiles in Beijing, Shanghai, Zhejiang and Chengdu, China. Currently the Company has eleven used luxurious cars with net book value of approximately US$ 2.43 million. To determine the model of vehicles to be purchased, we collect data related to customers’ demands and preferences through sales and online promotions. Our professional procurement personnel will then compare models of vehicles offered by different sellers. The decision to purchase a specific vehicle is based on a number of considerations including time of delivery, vehicle condition, vehicle safety feature, mileage, repairing and maintenance history, accidents history, market scarcity, and etc. For the years ended December 31, 2019 and 2018, the Company earned income from operating lease of $1,830,148 and $488,062, respectively.

Commodities Trading Business

In order to diversify the Company’s business, on November 22, 2019, the Company’s indirectly   wholly owned subsidiary Hao Limo Technology (Beijing) Co., Ltd. (“Hao Limo”) entered into a series of agreements (the “Huamucheng VIE Agreements”) with Huamucheng and the shareholders of Huamucheng who collectively hold 100% of Huamucheng.

Through Huamucheng’s VIE structure, the Company launched its commodities trading operations. Huamucheng focuses on trading of non-ferrous metal commodities such as aluminum, copper, silver, and gold, and is striving to become an emerging platform in the non-ferrous metal e-commerce industry by offering all participants in the non-ferrous metal e-commerce industry a seamless, one-stop transaction experience. In connection with the commodity trading business, the Company primarily generates revenues from sales of commodities products and providing of supply chain management services such as loan recommendation and distribution services to customers in the PRC.

In December 2019, the Company generated revenue of $100,427 from commodities trading business and $562,586 from supply chain management services (including loan recommendation service fee of $323,623 and distribution service fee of $238,963), respectively.

Our Services

Used Luxurious Car Leasing Business

Renting Service

We rent our luxurious cars to both our individual and corporate customers from our stores in Beijing, Shanghai, Zhejiang and Chengdu. The rental price varies based on the rental term which ranges from one day to one month; the longer the rental term, the cheaper the price. The daily rental price is the highest, while the average weekly rental prices and average monthly rental prices are 10% to 20% and 20% to 30% cheaper, respectively, than that of the daily rental price.

Customers can confirm the time and place for vehicle delivery and rental term via SMS messages, phone calls or face-to-face communication with our sales personnel, as well as through our website and WeChat Applet. Our sales personnel will then deliver the vehicle to the customers as designated. The customer, before signing the car rental agreement, will inspect the vehicle in person and pay the rent along with the deposit with their credit card, Wechat Pay or Alipay. The customer is responsible for the gas, toll, and any other expenses related to the use of the vehicle during the rental term.

Our operations for our luxury vehicle leasing business consists of the following 7 steps:

1)	Pre-lease Preparation: Our asset management personnel are regularly scheduled to conduct comprehensive inspections, repairs, maintenance, and cleaning of the vehicles.

2)	Lease Preparation: Our sales personnel will introduce to the customer in detail information regarding our car rental conditions, price, distance and time limit, required procedures, the main contents of the rental contract terms, other rental instructions, and related services.

3)	Paperwork Preparation: Individual customers are required to provide their original identification card, driver’s license, and house or land ownership certificate. Corporate customers are required to provide their company’s business license, enterprise organization code certificate, and the legal person’s power of attorney and driver’s license.

4)	Signing the Contract: Before signing the contract, our personnel will repeat to the customer material terms of the rental contract. After filling in the vehicle’s information and other rental terms, the customer will be required to enter their personal information and sign the contract.

5)	Rent and Deposit Prepayment: The prepayment of rental fees and the deposit must be paid by the customer prior to renting the vehicle. The amount of the prepayment is determined by the rental duration and price of the vehicle.

6)	Delivery Inspection: When the vehicle is delivered to the customer, the sales personnel will hand over the vehicle key, instructions, and other accessories such as data cables and mobile phone holders. The sales personnel will then guide the customer through a thorough vehicle inspection including the exterior, steering system, braking system, lubrication system, coolant, tires, and lights. After the vehicle inspection is completed, the customer will be asked to fill in an inspection form, of which both the customer and the sales department will retain a copy.

7)	Guidance on Operating the Luxury Vehicle: The sales personnel will explain the operation of the luxury vehicle to the customer according to its performance and characteristics so as to mitigate any damage caused by mishandling. Customers will also be reminded to keep their communications open at all times during the rental period.

Car Pooling Service with Peer Companies

In addition to directly renting to customers, we also rent to other auto rental companies in a similar fashion but at a discounted rate. We and our peer companies have formed a vehicle pool consisting of all available pre-owned vehicles. In the scenario where a customer places a rental order with a company which does not currently have the requested vehicle in stock, another company in the vehicle pool possessing the requested vehicle will rent it to the company at a discounted price upon its request.

Commodities Trading Business

Business Model

We source bulk commodity from non-ferrous metal mines or its designated distributors and sell to manufactures who need these metals in large quantities. We work with many upstream suppliers in the sourcing of commodities. Suppliers we source from include various metal and mineral suppliers such as Kunsteel Group, Baosteel Group, Aluminum Corporate of China Limited, Yunnan Benyuan, Yunnan Tin, and Shanghai Copper. Potential customers include large infrastructure companies such as China National Electricity, Datang Power, China Aluminum Foshan International Trade, Tooke Investment (China), CSSC International Trade Co., Ltd., Shenye Group, and Keliyuan.

The Company has entered into a Warehousing Agreement with Foshan Nanchu to designate it as the Company’s warehouse. The Company’s criteria for choosing its warehouse is based primarily on the convenience of its location for transportation, which is highly conducive to the transportation of non-ferrous metal commodities, and secondarily based on its storage price.

Our inventory management procedure involves (1) an Application for Storage, (2) Storage of the Commodities, (3) an Application for Shipment, and (4) Shipment of Commodities, which are further described below.

1)	Application for Storage

●	The upstream suppliers apply for storage with the Company’s leased warehouse center upon the sale of commodities to the Company. The application requires information including the commodities’ production company, brand, specifications, weight, quantity, and storage time.

2)	Storage of the Commodities

●	Upon the arrival of the commodities at the warehouse, the warehouse checks and accepts the commodities according to the delivery instructions provided by the transportation company, ensuring that the delivery instructions, storage application, and the delivered commodities are all consistent.

●	Upon acceptance, the warehouse scans and places the commodities into sorted storage. The warehouse then issues a certificate of inspection, which includes information such as the brand name, specifications, weight, quantity, packaging information, arrival time, storage location and other information of the received commodities. The certificate of inspection is then signed and stamped by the delivery driver, the warehouse manager, and the warehouse. Four copies of the certificate of inspection are made, two of which are provided to the transportation company and the supplier.

3)	Application for Shipment

●	The downstream customers apply for shipment with the warehouse upon the purchase of Commodities from the Company. The application requires information including the production company, brand, specifications, weight, quantity, delivery time, and storage location number.

●	The downstream customers also fill in a delivery entrustment letter, including the name of the delivery company, the name of the delivery person, his or her ID number, the delivery vehicle’s license plate number, the time, quantity, and information regarding the warehouse for delivery.

4)	Shipment of Commodities

●	The warehouse prepares the commodities in advance according to the pick-up time and the Application for Shipment.

●	Upon arrival of the pick-up driver at the warehouse, the Company reviews the identity of the pick-up driver according to the delivery entrustment letter.

●	Upon completing the loading of the commodities for shipment, the warehouse issues a certificate of sale, which includes information such as the brand name, specifications, weight, quantity, delivery time, and storage location number. The pick-up driver, warehouse manager, and the warehouse signs and stamps the certificate of sale. Four copies of the certificate of sale are made, two of which are provided to the transportation company and the customer.

Distribution Services

We offer a distribution service to bulk suppliers of precious metals by acting as a sales intermediary, procuring small to medium-sized buyers through our own professional sales team and channels and distributing to them the bulk precious metals of the suppliers. Upon the execution of a purchase order from our sourced buyers, we charge the suppliers with a commission fee ranging from 1% to 1.5% of the distribution order, depending on the size of the order. In December 2019, the Company generated revenue of $238,963 from its distribution services.

Loan Recommendation and Referral Services

We offer to our downstream customers who require additional funding for the purchase of precious metals recommendations and referrals to third-party licensed financial institutions and small credit providers while assuming no credit risks ourselves. When our recommendation and referrals are accepted and our downstream customers proceed with the loan, we charge our downstream customers between 2% to 5% of the loan principal as our referral fee. In December 2019, the Company generated revenue of $323,623 from its loan recommendation services.

RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, as well as all of the information contained in this prospectus and the related exhibits, any prospectus supplement or amendments thereto, and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties that we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for working capital and other general corporate purposes. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation, our bylaws and by the applicable provisions of Delaware law.

Our authorized capital stock consists of 110,000,000 shares, par value $0.001 per share, consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended certificate of incorporation and bylaws, which have been filed previously with the SEC, and applicable provisions of Delaware law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of July 23, 2020, there were 68,963,229 shares of our common stock issued and outstanding, held of record by approximately 276 stockholders. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no cumulative voting rights, including with respect to the election of directors.

Subject to preferential rights with respect to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. Pursuant to Section 281 of Delaware General Corporation Law, in the event of our dissolution, the holders of common stock are entitled to the remaining assets after payment of all liabilities of the company.

Our common stock has no preemptive or conversion rights or other subscription rights.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, no shares of preferred stock were designated or issued and outstanding. Our board may fix the rights, preferences, privileges and restrictions of our authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our common stock or any series of preferred stock;

●	the dividend rate (and whether dividends are cumulative);

●	conversion rights, if any;

●	voting rights;

●	rights and terms of redemption (including sinking fund provisions, if any);

●	redemption price and liquidation preferences of any wholly unissued series of any preferred stock and the designation thereof of any of them; and

●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred stock will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

●	the voting rights, if any, of the holders of shares of the preferred stock being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred stock being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred stock terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Hunter Taubman Fischer & Li LLC of New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company as of December 31, 2019 and for the fiscal year ended December 31, 2019 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Company as of December 31, 2018 and for the fiscal year ended December 31, 2018 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.summitwireless.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our Common Stock in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on May 29, 2020;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on June 26, 2020;

●	Our Current Reports on Form 8-K, filed with the SEC on January 10, 2020, January 22, 2020, February 5, 2020, March 2, 2020, March 12, 2020, March 23, 2020, March 27, 2020, May 15, 2020, June 15, 2020, June 30, 2020 and July 28, 2020; and

●	Our Registration Statement on Form 8-A, filed with the SEC on August 12, 2013, including any amendments or reports filed for the purpose of updating the description of our common stock therein.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

TD Holdings, Inc.

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

+86 (010) 59441080

Copies of these filings are also available on our website at www.ir.imbatcar.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

Up to US$1,500,000 Common Stock

Issuable upon the conversion of

10% Convertible Promissory Note Due 2024

TD HOLDINGS, INC.

Prospectus Supplement

March 13, 2023